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                                                                       EXHIBIT 5
                                                                   June 28, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Exxon Corporation -- Shareholder Investment Program

Gentlemen:

     As counsel to Exxon Corporation, a New Jersey corporation (the 'Corporation'), I am familiar with its Restated Certificate of Incorporation and By-laws, as amended to date. I have examined its corporate proceedings in connection with the preparation and filing of a registration statement on Form S-3 of even date herewith (the 'Registration Statement'), covering shares of the Corporation's common stock, no par value ('Common Stock'), offered and to be offered pursuant to the Exxon Corporation Shareholder Investment Program (the 'Program'). I have also examined originals or copies, certified or otherwise authenticated to my satisfaction, or all such documents and records of the Corporation, of such agreements, and of such certificates of public officials, officers and representatives of the Corporation, and others, as I have deemed necessary to require as a basis for the opinions hereinafter expressed.

     In all such examinations, I have assumed the genuineness of all signatures, the authority to sign of all signatories, the due execution of all original and certified documents, and the conformity to the original and certified documents of all copies submitted to me as conformed or photostatic copies. As to various questions of fact material to my opinion, I have relied upon statements and certificates of officers of the Corporation, public officials, and others.

     Based upon and subject to the foregoing and to the qualifications herein specified, I am of the opinion that:

     The shares of Common Stock offered and to be offered pursuant to the Program are duly authorized and, when delivered in connection with purchases under the Program in accordance with the terms thereof, are and will be validly issued, fully paid, and non-assessable.

     The opinions expressed herein relate solely to the federal laws of the United States and the New Jersey Business Corporation Law.

     I hereby consent to the use of my name in the Registration Statement and the prospectus forming a part thereof under the caption 'Legal Matters,' and to the filing of this opinion as an exhibit thereto. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,
                                          JAMES EARL PARSONS

JEP